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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-79195) of Fruit of the Loom, Inc. and in the related Prospectus of our report dated February 15, 2002 except for the "Reorganization Cases" note as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 29, 2001.



                                                     Ernst & Young LLP


Chicago, Illinois
April 11, 2002